BY-LAWS
                                       OF
                       CHANDELIER BUSINESS SERVICES, INC.

                               ARTICLE I - OFFICES

     Section 1. The principal office of the corporation in the State of Utah shall be at 935 East NorthCliffe Drive, Salt Lake City, UT. The registered office of the corporation in Nevada shall be 1800 East Sahara Avenue, Suite 107, Las Vegas, NV 89104. The registered agent at that address shall be Nevada Corporate Services, Inc.

     Section 2 The corporation may have such other offices within or without the state as the board of directors may from time to time designate.

                            ARTICLE II- STOCKHOLDERS

     Section  1.     Annual  Meeting.  The  annual  meeting  of the stockholders
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shall be held at the corporate office on the third Friday of August of each year beginning in 1998, at the hour of 10:00 a.m., or at such other time as may be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

     Section 2.     Special Meetings.  Special meetings of the stockholders, for
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any  purpose  or purposes, unless otherwise prescribed by statute, may be called by the president or by any director, and shall be called by the president at the written request of twenty-five percent of all outstanding shares of the corporation entitled to vote at the meeting. Unless requested by stockholders entitled to cast a majority or all the votes entitled to be case at the meeting,

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a  special  meeting  need  not  be  called  to  consider  any  matter  which  is substantially the same as a matter voted on at any meeting of stockholders held during the preceding twelve months.

     Section  3.     Place of Meeting.  The board of directors may designate any
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place, either within or without the State of Utah, as the place of any annual or special  meeting  of  stockholders.

     Section  4.     Notice  of  Meeting.  Written notice stating the place, day
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and  hour  of  the  meeting  and,  in  case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered ten days after it has been deposited in the United States Mail, addressed to the stockholder at his address as it appears on the share registry of the corporation, with postage thereon prepaid.

     Section 5.     Closing of Transfer Books or Fixing of Record Date.  For any
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purpose  requiring  identification  of  shareholders,  the  record date shall be established by the board of directors, and shall be not more than twenty days from the date on which any such purpose is to be accomplished. Absent a resolution establishing any such date, the record date shall be deemed to be the date on which any such action is accomplished.

     Section  6.     Voting List.  The corporation shall maintain a stock ledger
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which  contains:

          (1)   The  name  and  address  of  each  stockholder.

          (2) The number of shares of stock of each class which the stockholder holds.

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The  stock  ledger shall be in written form and available for visual inspection.
The original or a duplicate of the stock ledger shall be kept at the principal office of the corporation.

     Section  7.     Quorum.  A  majority  of  the  outstanding  shares  of  the
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corporation  entitled  to  vote,  represented  in  person  or  by  proxy,  shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be presented or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to reduce the number of stockholders present to less than a quorum.

     Section 8.     Proxies.  At all meetings of stockholders, a stockholder may
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vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. A proxy shall be void one year after it is executed unless it shall, prior to the expiration of one year, have been renewed in writing. All proxies shall be revocable.

     Section  9.     Voting  of Shares.  Each outstanding share entitled to vote
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shall  be entitled to one vote upon each matter submitted to a vote at a meeting of  stockholders.

     Section  10.     Informal  Action  by Stockholders.  Any action required or
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permitted  to  be  taken  at a meeting of the stockholders, except matters as to which dissenting stockholders may hold a statutory right of appraisal, may be taken without a meeting if a consent in writing, setting forth the action so

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take,  shall  be signed by all of the stockholders entitled to vote with respect to  the  subject  matter  thereof.

     Section  11.     Cumulative Voting.  There shall be no cumulative voting of
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shares.

     Section 12. Removal of Directors. At a meeting called expressly for that purpose, directors may be removed with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of directors.

                             ARTICLE III - DIRECTORS

     Section 1. The business and affairs of this corporation shall be managed by its Board of Directors, which may be no less than one nor more than three in number. The directors need not be residents of this state or stockholder in the corporation. They shall be elected by the stockholders at the annual meeting of stockholder of the corporation. Each director shall be elected for the term of one year, and until his successor shall have been elected and accepted his election to the Board in writing.

     Section 2. The number of directors may be increased or decreased from time to time by the vote of a majority of the outstanding shares of the corporation.

     Section  3.     Regular  meetings.  A  regular  meeting  of  the  board  of
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directors  shall  be  held without any notice other than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

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     Section  4.     Special  Meetings.  Special  meetings  of  the  board  of
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directors  may  be called by or at the request of the president or any director.
The person or persons calling any such meeting may fix the time and place of the meeting.

     Section  5.     Notice.   Notice  of  any special meeting shall be given at
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least  five  days  previously  thereto  by  written notice delivered personally, mailed or delivered by fax to each director at his business address. Notices shall be deemed to have been delivered when transmitted personally or by fax, and two days after mailed. Any director may waive notice of any meeting so long as such waiver is in writing. The business to be conducted at any special meeting need not be specified in the notice.

     Section  6.     Quorum  A  majority  of the duly elected board of directors
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shall  constitute  a  quorum  of  the  board of directors for the transaction of business  at  any  meeting  of  the  board  of  directors.

     Section  7.     Manner of Acting.  The act of the majority of the directors
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present  at a meeting at which a quorum is present shall be the act of the board of  directors.

     Section  8.     Informal  Action  by  Directors.  Action  consented to by a
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majority  of  the  board  of  directors  without a meeting is nevertheless board action so long as (a) a written consent to the action is signed by all the directors of the corporation and (b) a certificate or resolution detailing the action taken is filed with the minutes of the corporation. Any one or more directors may participate in any meeting of the board of directors by means of conference telephone or other similar communications device which permits all directors to hear the comments made by the others at the meeting.

     Section 9.     Executive and other committees.  The board of directors may,
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from  time  to time. as the business of the corporation may demand, delegate its authority to committees of the board of directors under such terms and conditions as it may deem appropriate. The appointment of any such committee, the delegation of authority to it or action by it under that authority does not constitute of itself, compliance by any director not a member of the committee, with the standard provided by statute for the performance of duties of directors.

     Section  10.     Compensation.  By  resolution  of  the board of directors,
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each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed per diem for attendance at each such meeting of the board of directors, or both. No such payments shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section  11.     Presumption  of Assent.  A director of the corporation who
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is  present  at  a  meeting  of  the  board  of directors at which action on any corporate action is taken shall be presumed to have assented to the action taken unless he shall announce his dissent at the meeting and his dissent is entered in the minutes and he shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.

     Section  12.     Certificates  of  Resolution.  At  any  such time as there
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shall  be  only  one  duly  elected  and  qualified  director,  actions  of  the corporation may be manifest by the execution by such director of a Certificate of Resolution specifying the corporate action taken and the effective date of such action.

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                              ARTICLE IV - OFFICERS

     Section  1.     Number.   Officers  of the corporation shall be a president
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and  a secretary, each of whom shall be elected by the board of directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except that no officer may act in more than one capacity where action of two or more officers is required by law.

     Section  2.     Election  and  Term  of  Office.  The  officers  of  the
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corporation  shall  be  elected  annually  by  the board of directors after each annual meeting of the stockholders. Each officer shall hold office for a period of one year and until his successor shall have been duly elected and shall have accepted his election as an officer of the corporation in writing.

     Section  3.     Removal.  Any  officer or agent may be removed by the board
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of  directors  whenever  in  its judgment, the best interests of the corporation will be served thereby. Election to an office in the corporation shall not create any contractual right of any type or sort in the person elected.

     Section  4.     Vacancies.  A  vacancy  in  any office may be filled by the
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board  of  directors  for  the  unexpired  portion  of  the  term.

     Section  5.     President.  The  president  shall  be  a  director  of  the
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corporation and shall be the principal executive officer of the corporation, and subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The president shall have authority to institute or defend legal proceedings when the directors are deadlocked. He shall, when present, preside at all meetings of the

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stockholders  and of the board of directors.  He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the hoard of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     Section 6.     Secretary.  The secretary shall: (a) keep the minutes of the
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proceedings  of  the  stockholders  and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any;
(d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign, with the president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock registry of the corporation; (g) have charge and custody of and be responsible for all funds and securities of the corporation; (h) Receive and give receipts for moneys due and payable to the corporation and deposit all such moneys in the name of the corporation in such bank accounts as may be established for that purposed; and (i) in general, perform all duties incident to the office of secretary, as well as such duties as generally devolve upon treasurers of corporations.

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     Section  7.     Salaries.  The salaries of the officers shall be fixed from
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time  to  time  by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that the is also a director of the corporation.

                    ARTICLE V - INDEMNIFICATION OF DIRECTORS
                        AND OFFICERS OF THE CORPORATION.

     Section 1. The corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent shall not, without more, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1.     Contracts.  The board of directors may authorize any officer
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or  officers  or  agents  to  enter into any contract or execute and deliver any instrument,  including  loans,  mortgages,  checks,  drafts, deposits, deeds and

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documents  evidencing  other  transactions, in the name of the corporation. Such authority  may  be  general  or  confined  to  specific  instances.

             ARTICLE VII- CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section  1.     Certificates  for Shares.  Certificates representing shares
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of  the  corporation  shall  be  in  the  form  approved  in  the organizational resolutions of the corporation. They shall be signed by the president and secretary of the corporation. Each certificate shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on each certificate and on the stock registry of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms of indemnity to the corporation as the board of directors may prescribe.

     Section  2.     Transfer  of Shares.  Transfer of shares of the corporation
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shall  be  made  only  on the stock registry of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

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                           ARTICLE VIII - FISCAL YEAR

     Section 1. The fiscal year of the corporation shall begin on the first day of March of each year and expire on the twenty-eighth day of February of each year.

                           ARTICLE IX - CORPORATE SEAL

     Section 1. Use of the corporate seal adopted by the board of directors shall he optional with the officer or agent of the corporation signing any document on behalf of the corporation. No duly executed corporate document shall be void because it does not bear the imprint of a seal.

                          ARTICLE X - WAIVER OF NOTICE

     Section 1. Whenever any notice is required to be given to any stockholder or director of the corporation under these By-laws, by provisions of the Articles of Incorporation, or by the statutes of the State of Nevada, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI - AMENDMENTS

     Section 1. The board of directors shall have the power to make, alter and repeal by-laws; but by-laws made by the board may be altered or repealed, or new by-laws made, by the stockholders.

     ADOPTED by order of the sole director of the corporation on August 30, 1997.

                                   CHANDELIER  BUSINESS  SERVICES,  INC.



                                   By:  York  Chandler
                                   -------------------------------------
                                        York  Chandler,  Sole Director

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